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                                                                     Exibit 21.1


                                 Subsidiaries

                                      Jurisdiction and Type of
Name: Graham Packaging Company        Formation
------------------------------------  ---------------------------

GPC Capital Corp. I                   Delaware corporation

GPC Sub GP LLC                        Delaware limited liability
                                      company

Graham Packaging Canada Limited       Canadian Ltda.

Graham Packaging France Partners      Pennsylvania general
                                      partnership

Graham Packaging France Holdings S.A. French S.A.

Graham Packaging France, S.A          French S.A.

Graham Packaging Italy, S.r.L         Italian S.r.L.

S.I.P. Srl                            Italian S.r.L.

LIDO Plast-Graham                     Argentine S.r.L.

Graham Packaging Poland, L.P.         Pennsylvania limited
                                      partnership

Masko Graham                          Polish Ltda.

Graham Recycling Company              Pennsylvania limited
                                      partnership

Graham Packaging Latin America, LLC   Delaware limited liability
                                      company

Graham Brasil Participacoes           Brazilian Ltda.

Graham Packaging do Brasil            Brazilian S.A.

Note: Certain foreign subsidiaries' statutory shares are not included in the Table above. SCHEDULE 2